UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2007

XL Capital Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda		HM11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 292-8515

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2007, XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"), together with its wholly-owned subsidiaries X.L. America, Inc., a Delaware corporation ("XLA"), XL Insurance (Bermuda) Ltd, a Bermuda exempted company ("XLI"), and XL Re Ltd, a Bermuda exempted company ("XLRe" and, together with the Company, XLA and XLI, the "Account Parties"), entered into a Credit Agreement (the "Five-Year Agreement") with JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto.

The Five-Year Agreement provides for letters of credit of up to $4,000,000,000 and up to $1,000,000,000 of revolving credit loans with the aggregate amount of outstanding letters of credit and revolving credit loans thereunder not to exceed $4,000,000,000. Interest and fees payable under the Five-Year Agreement shall be determined pursuant to the terms set forth therein. The commitments under the Five-Year Agreement will expire on, and amounts borrowed under the Five-Year Agreement may be borrowed, repaid and reborrowed from time to time until, the earlier of (i) June 21, 2012 and (ii) the date of termination in whole of the commitments upon an optional termination or reduction of the commitments by the Account Parties or upon an event of default. Each of the Company, XLA, XLI and XLRe guarantees the obligations of the other Account Parties under the Five-Year Agreement. The Five-Year Agreement contains financial covenants that require the Company to maintain a minimum consolidated net worth and a maximum ratio of total consolidated debt to the sum of total consolidated debt plus consolidated net worth. In addition, the Five-Year Agreement contains other customary affirmative and negative covenants for credit facilities of this type as well as certain customary events of default. The foregoing description of the Five-Year Agreement is qualified in its entirety by reference to the Five-Year Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Certain of the Lenders party to the Five-Year Agreement and their respective affiliates have, from time to time, performed various investment or commercial banking and financial advisory services for the Account Parties in the ordinary course of business.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Five-Year Agreement is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

10.1 Credit Agreement, dated as of June 21, 2007, between XL Capital Ltd, X.L. America, Inc., XL Insurance (Bermuda) Ltd and XL Re Ltd, as Account Parties and Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Capital Ltd

June 25, 2007	By:	Kirstin R. Gould

Name: Kirstin R. Gould
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 21, 2007, between XL Capital Ltd, X.L. America, Inc., XL Insurance (Bermuda) Ltd and XL Re Ltd, as Account Parties and Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.